Exhibit 10.2
*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2
DEVELOPMENT FUNDING AGREEMENT
     This Development Funding Agreement (this “Agreement”) is entered into on November 7, 2006 (“Effective Date”) between AKORN, INC., a Louisiana corporation having a principal place of business at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089-4694, United States of America (“AKORN”) and SERUM INSTITUTE of INDIA, LTD., a Company incorporated under the laws of India laws, having its principal place of business at S. No. 212/2, Off Soli Poonawalla Road, Hadapsar, Pune — 411 028, Maharashtra, INDIA, (“SII”) (each a “Party” and collectively, the “Parties”).
     A. The Parties have entered into a Development and Exclusive Distribution Agreement of even date (“Distribution Agreement”) that provides for the grant to AKORN of exclusive marketing and distribution rights in North, Central and South America for the rabies monoclonal antibody (“Product”); and
     B. In connection with the Distribution Agreement, the Parties desire to set forth their agreement with respect to development funding payments to be paid to SII in respect of Product development, pursuant to the term and conditions set forth below.
     NOW, THEREFORE, in consideration of the mutual promises herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
     1.1 All capitalized terms used herein shall have the same meanings set forth in the Distribution Agreement, unless otherwise defined in this Amendment.
     1.2 Distribution Agreement. The term “Distribution Agreement” has the meaning ascribed to it in the Recitals above.
     1.3 Payments. The term “Payments” means the payments set forth on the Payment Schedule, that are due and payable to SII as provided herein.
     1.4 Payment Schedule. The term “Payment Schedule” means the payment schedule, set forth in Exhibit A, attached hereto and fully incorporated herein.
     1.5 Triggering Event. The term “Triggering Events” means the objectives and deliverables described and set forth in the Payment Schedule.
ARTICLE 2
MILESTONE PAYMENTS
     2.1 Payments. AKORN shall pay to SII the corresponding Payment within ten (10) calendar days the Parties’ reasonable verification that a specific Triggering Event has occurred.
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2
     2.2 U.S. Dollars. All payments to be made pursuant to this Agreement shall be in United States Dollars.
     2.3 Late Payments. Any late payments hereunder shall be subject to annual interest at the rate of ten percent (10%) compounded on a monthly basis, until paid in full.
ARTICLE 3
WARRANTIES
     3.1 Representations and Warranties. Each of AKORN and SII represents, warrants and covenants that it has the full power, right and authority to execute and deliver this Agreement and perform its obligations hereunder.
     3.2 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT.
ARTICLE 4
TERMINATION
     4.1 Term. This Agreement shall commence on the Effective Date and shall continue for so long as the Distribution Agreement remains in full force and effect, unless earlier terminated under Section 4.2.
     4.2 Termination. This Agreement will terminate:
            4.2.1 on the thirtieth (30th) calendar day after SII gives written notice to AKORN of a material breach by AKORN of any term or condition of this Agreement, unless the breach is cured before the thirtieth (30th) calendar day; or
            4.2.2 automatically and immediately upon any termination of the Distribution Agreement.
     4.3 Effect of Termination.
            4.3.1 In the event of termination all Parties shall remain liable for each of their respective obligations hereunder that accrued prior to the date of termination.
            4.3.2 All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each Party at law, equity or otherwise.
            4.3.3 Upon any termination of the Distribution Agreement solely as a result of [...***...]’s material breach of the Collaboration Agreement, then SII shall promptly repay to AKORN, without interest, fifty percent (50%) of all Payments paid by AKORN to SII other than
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2
the nonrefundable amount indicated on Exhibit A. Upon any termination of the Distribution Agreement prior to CBER approval for Product sales solely as a result of SII’s material breach of the Distribution Agreement or the Collaboration Agreement or in the event SII permanently stops developing Product under the Collaboration Agreement, then SII shall promptly repay to AKORN, without interest, fifty percent (50%) of all Payments paid by AKORN to SII other than the nonrefundable amount indicated on Exhibit A. This Section 4.3.3 shall be of no force or effect in the event of the termination of the Distribution Agreement or this Agreement due to a material breach by AKORN. Upon any such termination of the Distribution Agreement or this Agreement due to a material breach by AKORN, SII shall have no liability to repay to AKORN any of the Payments, in whole or in part. Subject to the immediately prior sentence, to the extent that SII appoints any other party as distributor for Products in the Territory, then SII shall promptly repay to AKORN, without interest, one hundred percent (100%) all Payments paid by AKORN to SII other than the nonrefundable amount indicated on Exhibit A (and any amounts previously refunded by SII under this Section 4.3.3), subject to the amortisation schedule stated in 4.3.4.
            4.3.4 Should SII appoint any other party as distributor for Products in the Territory, then the amount payable by SII under Section 4.3.3 shall be adjusted such that SII is only required to pay based on the unamortized balance of the Payments paid by AKORN to SII (other than the nonrefundable amount indicated on Exhibit A) based upon a twenty (20) year amortization schedule beginning on the date of CBER approval for Product.
ARTICLE 5
GENERAL TERMS
     5.1 Relationship of Parties. The relationship between SII and AKORN, with respect to this Agreement, is only that of independent contractors notwithstanding any activities set forth in this Agreement. Neither Party is the agent or legal representative of the other Party, and neither Party has the right or authority to bind the other Party in any way. This Agreement creates no relationship as partners or a joint venture, and creates no pooling arrangement.
     5.2 Confidentiality. This Agreement hereby incorporates the confidentiality provisions of the Distribution Agreement, including Section 8.2 thereof. For the sake of clarity, the terms of this Agreement will be kept confidential by the parties, except as permitted under the exceptions set forth in Sections 8.2.1 — 8.2.6 of the Distribution Agreement.
     5.3 Governing Law; Dispute Resolution. This Agreement is governed by and shall be construed in accordance with the law of the State of New York, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction. Each Party hereby agrees to resolve all disputes between the Parties relating to this Agreement in accordance with the mediation and arbitration provisions set forth in the Distribution Agreement.
     5.4 Counterparts. This Agreement may be executed in several counterparts that together shall be originals and constitute one and the same instrument.
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2
     5.5 Waiver. The failure of any Party to enforce any of its rights hereunder or at law shall not be deemed a waiver or a continuing waiver of any of its rights or remedies against another Party, unless such waiver is in writing and signed by the Party to be charged.
     5.6 Severability. If any provision of this Agreement, or part thereof, is declared by a court of competent jurisdiction to be invalid, void or unenforceable, each and every other provision, or part thereof, shall nevertheless continue in full force and effect.
     5.7 Attorneys’ Fees. In the event that any dispute between the Parties should result in litigation or arbitration, the prevailing Party in such dispute shall be entitled to recover from the other Party all reasonable fees, costs and expenses of enforcing any right of the prevailing Party, including reasonable attorneys’ fees and expenses.
     5.8 Notice. Any notice given under this Agreement shall be in writing and shall be delivered personally or by reputable international 3-day courier. Notices may also be delivered by fax transmittal or email (with valid confirmation of successful transmission), with confirmation sent by reputable international 3-day courier. A notice shall be deemed delivered upon receipt, unless the notice is received on a day other than a business day in the jurisdiction of the recipient or after 5:30 p.m. at the location of delivery, in which case delivery shall be deemed to be the next business day after receipt (in the jurisdiction of recipient). Notices shall be directed to Parties at their addresses as specified on page 1 of this Agreement, provided a Party may change such Party’s address for notice by giving written notice to the other Party in accordance with this Section. Fax numbers and emails for notices shall be exchanged by the Parties prior to reaching the first Triggering Event and shall be updated by the Parties as needed thereafter.
     5.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements regarding the subject matter hereof, whether oral or written. This Agreement shall be modified or amended only by a writing signed by both AKORN and SII.
     5.10 Authority. The Parties executing this Agreement on behalf of AKORN and SII represent and warrant that they have the authority from their respective governing bodies to enter into this Agreement and to bind their respective companies to all the terms and conditions of this Agreement.
     5.11 Captions. The captions of the Articles and Sections in this Agreement are for convenience only and shall not be used to interpret the provisions of this Agreement.
     5.12 English Language. This Agreement is executed in the English language. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction against either Party shall apply to any term or condition of this Agreement.
     5.13 Headings and Construction. No rule of construction will be applied to the disadvantage of a Party because that Party was responsible for the preparation of this Agreement
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2
or any part of this Agreement. The Article and Section headings in this Agreement are for convenient reference only, and will be given no substantive or interpretive effect. With respect to all terms used in this Agreement, words used in the singular include the plural and words used in the plural include the singular. The word ‘including’ means including without limitation, and the words ‘herein’, ‘hereby’, ‘hereto’ and ‘hereunder’ refer to this Agreement as a whole. Unless the context otherwise requires, references found in this Agreement: (i) to Articles and Sections mean the Articles and Sections of this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time, to the extent provided by the provisions thereof and by this Agreement; and (iii) to a statute or a regulation mean such statute or regulation as amended from time to time.
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Akorn, Inc.		Serum Institute Of India, Ltd.

By:	/s/ Arthur S. Przybyl	By:	/s/ Subhash V. Kapre

Name:	Arthur S. Przybyl	Name:	Subhash V. Kapre

Title:	President and CEO	Title:	Executive Director

* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2
EXHIBIT A
PAYMENT SCHEDULE
FOR [...***...]

	Triggering Event	Payment

1.	Execution of this Agreement	[...***...]

2.	January 1, 2007	[...***...], which amount is non-refundable notwithstanding Section 4.3

3.	Clinical Batch manufacture of [...***...]	[...***...]

4.	Satisfactory Completion of Phase I Clinical Trials for [...***...] for U.S. filing	[...***...]

5.	Satisfactory Completion of Phase II Clinical Trials for [...***...] for U.S. filing	[...***...]

6.	Satisfactory Completion of Phase III Clinical Trials for [...***...] for U.S. filing	AKORN to reimburse SII for all actual direct costs of Phase III Clinical Trials conducted pursuant to budget approved by AKORN[f]

6.	Receipt of CBER approval for [...***...]	[...***...]

[f] Budget for Phase III Clinical Trial must be approved in writing by AKORN prior to commencement of Phase III Clinical Trial. Following FDA approval of protocol, SII shall submit a budget to AKORN and shall negotiate in good faith with AKORN to resolve any AKORN objections to such budget. Once the budget for Phase III Clinical Trial is approved by AKORN in writing, SII shall not deviate from such budget without obtaining AKORN’s written approval.
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.